Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated financial information and accompanying notes show the impact on the financial conditions and results of operations of CenterState and Charter and have been prepared to illustrate the effects of the merger under the acquisition method of accounting. See “The Merger — Accounting Treatment.”

The unaudited pro forma combined consolidated balance sheet as of June 30, 2018 is presented as if the Charter merger had occurred on June 30, 2018. The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2017 and for the six month period ended June 30, 2018 are presented as if the merger had occurred on January 1, 2017. The unaudited pro forma combined consolidated statement of income for the year ended December 31, 2017 includes Charter’s historical results of operations for the twelve months ended September 30, 2017, which is Charter’s last fiscal year.  Because Charter’s fiscal year ends on September 30, the unaudited pro forma combined consolidated statement of income for the six months ended June 30, 2018 includes Charter’s historical results of operations for the six months ended March 31, 2018.  The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations, and, as such, CenterState’s one-time merger costs for the merger are not included.

The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2017 include pro forma results of operations for CenterState.  CenterState’s results of operations for the twelve months ended were adjusted to include the historical results of operations for its previously closed acquisitions:  Platinum Bank Holding Company (“Platinum”), closed on April 1, 2017, Gateway Financial Holdings of Florida, Inc. (“Gateway”), closed on May 1, 2017, and Sunshine Bancorp, Inc. (“Sunshine”) and HCBF Holding Company, Inc. (“HCBF”), both closed on January 1, 2018.  The unaudited pro forma combined statements of income for the year ended December 31, 2017 assume the Platinum, Gateway, Sunshine and HCBF mergers were completed on January 1, 2017.  The unaudited pro forma combined consolidated financial statement of income for the twelve months ended December 31, 2017, including the results of operations for Platinum, Gateway, Sunshine and HCBF, is included in CenterState’s Form 8-K/A filed on March 14, 2018 as Exhibit 99.2 and incorporated by reference in this Form 8-K/A.   No pro forma adjustments for Platinum, Gateway, Sunshine and HCBF are presented for the unaudited pro forma combined consolidated balance sheet at June 30, 2018 or unaudited pro forma combined consolidated statement of income for the six months ended June 30, 2018 since all four transactions are already reflected in CenterState’s historical financial condition and results of operations for the period ending June 30, 2018.

The unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined consolidated financial statements;

•

CenterState’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, included in CenterState’s Annual Report on Form 10-K for the year ended December 31, 2017;

•

CenterState’s unaudited consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2018, included in CenterState’s Quarterly Report on Form 10-Q for the six months ended June 30, 2018;

•

CenterState’s unaudited pro forma combined consolidated financial statements and accompanying notes as for the year ended December 31, 2017, included in CenterState’s Form 8-K/A filed on March 14, 2018 as Exhibit 99.2;

•

Charter’s audited consolidated financial statements and accompanying notes as of and for the year ended September 30, 2017, included in Charter’s Annual Report on Form 10-K for the year ended September 30, 2017, which is included as Exhibit 99.1 into this Form 8-K/A;

•

Charter’s unaudited consolidated financial statements and accompanying notes as of and for the six months ended March 31, 2018 included in Charter’s Quarterly Report on Form 10-Q for the six months ended March 31, 2018, which is included as Exhibit 99.2 into this Form 8-K/A; and

•

Charter’s unaudited consolidated financial statements and accompanying notes as of and for the nine months ended June 30, 2018 included in Charter’s Quarterly Report on Form 10-Q for the nine months ended June 30, 2018, which is included as Exhibit 99.3 into this Form 8-K/A.

Unaudited Pro Forma Combined Consolidated Balance Sheet

As of June 30, 2018

(in thousands, except per share data)

					CenterState
	CenterState	Charter	Pro Forma		Charter
	as reported	as reported	adjustments		Pro Forma
Assets:
Cash and cash equivalents	$392,964	$174,926	($63,765)	a,c,n	$504,125
Investment securities	1,753,957	157,232			1,911,189
Loans held for sale	36,366	1,966			38,332

Loans held for investment	7,039,820	1,163,023	(20,078)	d,l	8,182,765
Allowance for loan losses	(37,484)	(11,497)	11,497	e	(37,484)
Net loans	7,002,336	1,151,526			8,145,281

Other Real Estate Owned ("OREO")	5,376	228	(61)	f	5,543
Bank premises and equipment, net	191,229	28,858	3,000	h	223,087
Goodwill	605,232	39,347	145,868	k,l	790,447
Other intangibles	52,677	3,065	15,394	i,l	71,136
Bank owned life insurance	211,676	54,546			266,222
Deferred income tax asset, net	60,868	3,877	2,851	j,m	67,596
Prepaid and other assets	224,042	10,264	8,089	c,g	242,395
Total Assets	$10,536,723	$1,625,835			$12,265,353

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$8,221,808	$1,317,738			$9,539,546
Other borrowings	617,011	60,011			677,022
Corporate debentures	32,240	6,827			39,067
Payables and other liabilities	125,416	16,852			142,268
Total liabilities	8,996,475	1,401,428			10,397,903

Stockholders' Equity:
Common Stock	841	153	(42)	b,o	952
Additional paid in capital	1,345,671	86,569	245,408	b,o	1,677,648
Retained earnings (deficit)	224,270	145,269	(150,155)	c,n,o	219,384
Unearned compensation - employee stock ownership plan	-	(4,192)	4,192	o	-
Accumulated other comprehensive income (loss)	(30,534)	(3,392)	3,392	o	(30,534)
Total stockholders' equity	1,540,248	224,407			1,867,450
Total Liabilities and Stockholders' Equity	$10,536,723	$1,625,835			$12,265,353

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

Unaudited Pro Forma Combined Consolidated Statement of Income

For the year ended December 31, 2017 1

(in thousands, except per share data)

			Pro		CenterState
	CenterState	Charter	Forma		Charter
	Pro Forma [2]	as reported	Adjustment		Pro Forma
Interest income:
Loans	$344,895	$50,333	$1,156	p	$396,384
Investment securities	46,285	4,314			50,599
Federal funds sold and other	4,919	1,214			6,133
	396,099	55,861	1,156		453,116
Interest expense:
Deposits	21,134	4,793			25,927
Other borrowings	8,195	1,926			10,121
	29,329	6,719	-		36,048

Net interest income	366,770	49,142	1,156		417,068
Provision (credit) for loan losses	8,500	(900)			7,600
Net interest income after loan loss provision	358,270	50,042	1,156		409,468

Non interest income:
Correspondent banking capital markets revenue	23,520				23,520
Other correspondent banking related revenue	4,821				4,821
Mortgage banking revenue	4,982	2,418			7,400
Gain on sale of small business loan administration loans	775				775
Service charges on deposit accounts	21,364	7,641			29,005
Debit, prepaid, ATM and merchant card related fees	12,120	5,510			17,630
Wealth management related revenue	3,768	726			4,494
Bank owned life insurance income	5,076	1,195			6,271
Other non interest income	6,385	1,501			7,886
Net gain on sale of securities available for sale	681	248			929
Total other income	83,492	19,239	-		102,731

Non interest expense:
Salaries, wages and employee benefits	168,573	$26,431			$195,004
Occupancy expense	32,934	5,203			38,137
Data processing expense	18,526	4,929			23,455
Professional fees	6,917	1,864			8,781
Bank regulatory expenses	4,505	760			5,265
Amortization of intangibles	8,944	561	2,208	q	11,713
Credit related expenses	3,616				3,616
Marketing expenses	4,662	1,632			6,294
Merger related expenses	3,865				3,865
Other expenses	32,611	$5,143			37,754
Total other expenses	285,153	46,523	2,208		333,884

Income before provision for income taxes	156,609	22,758	(1,052)		178,315
Provision for income taxes	76,365	8,322	(336)	s	84,351
Net income	$80,244	$14,436	($716)		$93,964

Less: earnings allocated to participating securities	120				120
Net income available to common shareholders	$80,124	$14,436	($716)		$93,844
Basic earnings (loss) per common share	$0.98	$1.01			$1.01
Diluted earnings (loss) per common share	$0.96	$0.95			$0.99
Weighted average common shares outstanding
Basic	81,798	14,317			92,834
Diluted	83,815	15,153			94,851

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

_________

1Charter has a fiscal year end of September 30, so the Charter data is for the year ended September 30, 2017, not December 31, 2017.

2 CenterState’s unaudited pro forma results of operations for the twelve months ended December 31, 2017 include the results of operations for Platinum, Gateway, Sunshine and HCBF assuming the Platinum, Gateway, Sunshine and HCBF mergers were completed on January 1, 2017.

Unaudited Pro Forma Combined Consolidated Statement of Income

For the six months ended June, 2018 1

(in thousands, except per share data)

			Pro		CenterState
	CenterState	Charter	Forma		Charter
	as reported	as reported	adjustments		Pro Forma
Interest income:
Loans	$187,572	$29,875	$626	p	$218,073
Investment securities	23,860	2,066			25,926
Federal funds sold and other	2,356	1,003			3,359
	213,788	32,944	626		247,358
Interest expense:
Deposits	11,804	2,937			14,741
Other borrowings	6,437	1,013			7,450
	18,241	3,950	-		22,191

Net interest income	195,547	28,994	626		225,167
Provision (credit) for loan losses	4,233	(350)			3,883
Net interest income after loan loss provision	191,314	29,344	626		221,284

Non interest income:
Correspondent banking capital markets revenue	12,898				12,898
Other correspondent banking related revenue	2,301				2,301
Mortgage banking revenue	5,218	1,077			6,295
Gain on sale of small business loan administration loans	2,015				2,015
Service charges on deposit accounts	9,695	4,096			13,791
Debit, prepaid, ATM and merchant card related fees	7,225	3,002			10,227
Wealth management related revenue	1,256	335			1,591
Bank owned life insurance income	2,768	691			3,459
Other non interest income	2,273	1,153			3,426
Net gain on sale of securities available for sale	(22)	1			(21)
Total other income	45,627	10,355	-		55,982

Non interest expense:
Salaries, wages and employee benefits	$82,576	$14,031			$96,607
Occupancy expense	14,433	3,083			17,516
Data processing expense	7,958	2,578			10,536
Professional fees	2,263	485			2,748
Bank regulatory expenses	2,219	496			2,715
Amortization of intangibles	4,549	381	796	q	5,726
Credit related expenses	649				649
Marketing expenses	2,839	807			3,646
Merger related expenses	22,849		($235)	r	22,614
Other expenses	15,273	$2,746			18,019
Total other expenses	155,608	24,607	561		180,776

Income before provision for income taxes	81,333	15,092	65		96,490
Provision for income taxes	13,534	5,445	15	s	18,994
Net income	$67,799	$9,647	$50		$77,496

Less: earnings allocated to participating securities	56				56
Net income available to common shareholders	$67,743	$9,647	$50		$77,440
Basic earnings (loss) per common share	$0.81	$0.67			$0.82
Diluted earnings (loss) per common share	$0.80	$0.63			$0.81
Weighted average common shares outstanding
Basic	83,507	14,464			94,643
Diluted	84,894	15,293			96,030

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

_________

1Charter has a fiscal year end of September 30, so the Charter data is for the six months ended March 31, 2018, not June 30, 2018.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(all amounts are in thousands, except per share data, unless otherwise indicated)

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma combined balance sheet as of June 30, 2018 and the unaudited pro forma combined statements of income for the year ended December 31, 2017 and for the six months ended June 30, 2018 are based on the financial statements of CenterState and Charter after giving effect to the completion of the merger and the assumptions and adjustments described in the accompanying notes. Charter’s fiscal year ends on September 30, and therefore Charter’s year-end information included in the unaudited pro forma combined consolidated statements of income is for the year ended September 30, 2017, not December 31, 2017.  Because Charter’s fiscal year ends on September 30, the unaudited pro forma combined consolidated statement of income for the six months ended June 30, 2018 includes Charter’s historical results of operations for the six months ended March 31, 2018.  Such financial statements do not reflect cost savings or operating synergies expected to result from the merger, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the two companies. The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2017 include pro forma results of operations for CenterState.  CenterState’s results of operations for the twelve months ended were adjusted to include the historical results of operations for its previously closed acquisitions:  Platinum (closed on April 1, 2017), Gateway (closed on May 1, 2017), and Sunshine and HCBF (both closed on January 1, 2018).  The unaudited pro forma combined statements of income for the year ended December 31, 2017 assume the Platinum, Gateway, Sunshine and HCBF mergers were completed on January 1, 2017.  The unaudited pro forma combined consolidated financial statement of operations for the twelve months ended December 31, 2017, including the results of operations for Platinum, Gateway, Sunshine and HCBF, is included in CenterState’s Form 8-K/A filed on March 14, 2018 as Exhibit 99.2.   No pro forma adjustments for Platinum, Gateway, Sunshine and HCBF are presented for the unaudited pro forma combined consolidated balance sheet at June 30, 2018 or unaudited pro forma combined consolidated statement of income for the six months ended June 30, 2018 since all four transactions are already reflected in CenterState’s historical financial condition and results of operations for the period ending June 30, 2018. Certain historical financial information has been reclassified to conform to the current presentation.

The transactions will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. CenterState completed the acquisition of Charter and is currently working through an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2 – Preliminary Estimated Acquisition Consideration

Under the terms of the Charter merger agreement, Charter stockholders will be entitled to receive 0.738 shares of CenterState common stock and $2.30 in cash for each share of Charter common stock, plus cash in lieu of fractional shares.  In addition, each Charter stock option outstanding immediately prior to the effective time of merger will convert to the right to receive a cash payment of $23.00 less the exercise price per share.

Based on the number of shares of Charter common stock outstanding as of June 30, 2018, the preliminary estimated acquisition consideration is as follows.

Number of shares of Charter common stock outstanding at June 30, 2018	15,262,472
less: Charter common shares cancelled pursuant to termination of ESOP plan	(172,472)
Total Charter common shares including shares issued	15,090,000
Per share exchange ratio	0.738
Number of shares of CenterState common stock	11,136,420
CenterState common stock price per share on June 30, 2018	$29.82
Fair value of CenterState common stock issued	$332,088

Number of shares of Charter common stock outstanding at June 30, 2018	15,090,000
Cash consideration each Charter share is entitled to receive	$2.30
Total Cash Consideration	$34,707

Total Stock Consideration	$332,088
Total Cash Consideration	34,707
Total consideration to be paid to Charter common shareholders	$366,795
Charter stock options cashed out	16,590
Total Purchase Price for Charter	$383,385

Note 3 - Preliminary Estimated Acquisition Consideration Allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of Charter based on their estimated fair values as of the closing of the merger. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed for the acquisition, if any, is allocated to goodwill.

The allocation of the estimated acquisition consideration with regard to Charter is preliminary because the merger was not completed as of the pro forma date June 30, 2018. The preliminary allocation is based on estimates, assumptions, valuations, and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation adjustments will remain preliminary until CenterState management determines the final acquisition consideration and the fair values of the assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the merger and will be based on the value of CenterState’s common stock at the closing of the merger. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined consolidated financial statements.

The total preliminary estimated acquisition consideration as shown in the table above is allocated to Charter’s tangible and intangible assets and liabilities as of June 30, 2018 based on their preliminary estimated fair values as follows (dollars are in the thousands).

Cash and cash equivalents	$167,344
Investment securities	157,232
Loans held for sale	1,966
Loans held for investment	1,142,945
OREO (foreclosed assets)	167
Bank premises and equipment	31,858
Bank owned life insurance	54,546
Deferred income tax asset, net	6,728
Other assets	18,353
Intangible assets	18,459
Goodwill	185,215
Deposits	(1,317,738)
Other borrowings	(60,011)
Corporate debentures	(6,827)
Other liabilities	(16,852)
Total Purchase Price	$383,385

Approximately $18,459 has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is allocated to core deposit intangibles.

Goodwill. Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the experience and expertise of personnel, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

Note 4 - Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the merger been completed at the date indicated. Such information includes adjustments that are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the mergers.

The following unaudited pro forma adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities, and commitments that CenterState, as the acquirer, will acquire from Charter. The descriptions related to these preliminary adjustments are as follows (dollars are in thousands):

Balance Sheet – the explanations and descriptions below are referenced to the June 30, 2018 Unaudited Pro Forma Combined Consolidated Balance Sheet on page 3.

Pro Forma Adjusting entries (Balance Sheet):		Debit	Credit
a	Cash		$51,297
b	Common stock		111
b	Additional paid in capital		331,977
c	Cash		11,094
c	Other assets	$2,143
c	Retained earnings	8,951
d	Loans held for investment		18,183
e	Allowance for loan losses	11,497
f	Other real estate owned ("OREO")		61
g	Other assets	5,946
h	Property and equipment, net	3,000
i	Core deposit intangible ("CDI")	18,459
j	Deferred tax asset		3,248
k	Preliminary goodwill estimate	185,215
l	Loans		1,895
l	Goodwill		39,347
l	CDI		3,065
m	Deferred tax asset	6,099
n	Cash		1,374
n	Retained earnings	1,374
o	Common Stock	153
o	Additional paid in capital	86,569
o	Retained earnings	139,830
o	Unearned employee stock ownership plan shares		4,192
o	Accumulated other comprehensive loss		3,392

a.	Payment of the cash consideration component of the total merger consideration paid to stockholders and the cash out of stock options paid to option holders.

b.

CenterState common shares issued to Charter’s stockholders representing the stock consideration component of the total respective merger consideration.  For the purpose of this pro-forma presentation, the value of a share of CenterState common stock was assumed to equal its closing price on June 30, 2018, the pro forma date, as reported by NASDAQ ($29.82 per share).

c.

Represents Charter’s estimated merger expenses of $4,749, which are expected to be paid immediately prior to the merger’s closing date, the related tax benefit and the net effect on Charter’s retained earnings. Also includes CenterState’s estimated change in control payments of $6,345 to Charter executives at time of merger, the related tax benefit and the net effect on CenterState’s retained earnings.

d.	Adjustment to loans held for investment to reflect the preliminary estimated fair value.

e.	Adjustment to allowance for loan losses to reflect the reversal of Charter’s allowance for loan and lease losses.

f.	Adjustment to OREO to reflect the preliminary estimated fair value associated with CenterState’s estimated marketability discounts and liquidation strategy.

g.

Adjustment to current income receivable included in Other Assets to reflect the estimated tax benefits applicable to the compensation expense recognized pursuant to the acceleration and termination of Charter’s employee stock ownership plan (“ESOP”) and cashing out of Charter’s stock options as a result of the merger.

h.	Adjustment to branch real estate to reflect the preliminary estimated fair value.

i.	Adjustment to reflect the preliminary estimate of the core deposit intangible.

j.	Adjustment to reflect the net deferred tax asset generated by the net fair value adjustments using an assumed effective tax rate equal to 25.345%.

k.	Adjustment to reflect the preliminary estimated goodwill generated as a result of consideration paid in excess of the fair value of the net assets acquired.

l.	Adjustments to reflect the reversal of existing fair value adjustments to loans and CDI and the related deferred tax asset and goodwill at Charter from previous acquisitions.

m.	Adjustment to deferred income tax asset for the estimated tax benefit on tax goodwill and CDI pursuant to a prior asset acquisition completed by Charter.

n.	Estimated cash payment for dividends to Charter’s stockholders expected to be paid prior to the merger closing date.

o.	Reflects the reversal of stockholders’ equity after adjustments in c and n above.

Income Statements – the explanations and descriptions below are referenced to the Unaudited Pro Forma Combined Consolidated Statements of Income for the year ended December 31, 2017 and for the six months ended June 30, 2018 starting on page 4.

Income Statements – Pro Forma Adjustments

		Six months ended June 30, 2018	Twelve months ended December 31, 2017
Pro Forma Adjusting entries (Income Statements) (dollars are in thousands):
p	Preliminary estimate of loan interest accretion	$626	$1,156
q	Remove amortization of existing CDI	(381)	(561)
q	Amortization of new CDI	1,177	2,769
r	Remove merger related fees	(235)
s	Income tax expense of pro-forma adjustments	15	(336)

p.	Represents the estimate of interest income accretion related to the preliminary estimate of the fair value adjustment of the loans acquired pursuant to the Charter merger.

q.

Represents the estimate of CDI amortization related to preliminary estimates of the fair value adjustments on the core deposits acquired pursuant to Charter merger. The preliminary estimate of CDI related to CenterState’s acquisition of Charter is expected to approximate $18,459, and will be amortized over a ten-year period on an accelerated basis.  The CDI amortization expense for Charter is expected to be approximately $2,769 and $2,354, respectively, during the first and second years of combined operations.  Below is the preliminary estimated amortization schedule.

Year		Year
1	$2,769	6	$1,606
2	2,354	7	1,606
3	2,000	8	1,606
4	1,700	9	1,606
5	1,606	10	1,606

r.	Adjustment to reflect the income tax provision of the pro forma adjustments using 31.94% as the incremental effective tax rate.

Note 5 - Earnings per Common Share

Unaudited pro forma earnings per common share for the year ended December 31, 2017 have been calculated using CenterState’s pro forma weighted average common shares outstanding previously reported in CenterState’s 8-K/A filed on March 14, 2018 as Exhibit 99.2, and the common shares estimated to be issued to Charter’s stockholders in the merger.  The unaudited pro forma earnings per common share for the six months ended June 30, 2018 have been calculated using CenterState’s weighted average common shares outstanding reported in CenterState’s 10-Q for the six months ended June 30, 2018 filed on August 2, 2018 and the common shares estimated to be issued to Charter’s stockholders in the merger.

The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the year ended December 31, 2017 and for the six months ended June 30, 2018 (dollars are in thousands, except for per share data).

	Six months ended		Twelve months ended
	June 30, 2018		December 31, 2017
	Basic	Diluted	Basic	Diluted
Pro forma net income available to common shareholders	$77,440	$77,440	$93,844	$93,844
Weighted average common shares outstanding:
CenterState	83,507	84,894	81,798	83,815
Common shares issued to Charter stockholders	11,136	11,136	11,136	11,136
Pro forma weighted average common shares outstanding	94,643	96,030	92,934	94,951
Pro forma net income per common share	$0.82	$0.81	$1.01	$0.99

Note 6 – Merger Related Charges

CenterState’s preliminary estimated transaction expenses, net of tax, related to the Charter merger are approximately $13,748.  These one-time merger related expenses have not been included in the Unaudited Pro Forma Combined Consolidated Statement of Income, as the pro forma adjustments do not give consideration to non-recurring items, the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the mergers. Charter’s preliminary estimated transaction expenses, net of tax, related to the merger are approximately $4,065.  These preliminary estimated merger transaction expenses (CenterState and Charter) are still being developed and will continue to be refined, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies.  The preliminary estimated pro forma presentation of merger transaction costs is in the following table (dollars are in thousands).

	(Seller)	(Buyer)
	Charter	CenterState
Change in control and severance expenses	$ -	$8,918
System termination fees and system conversion expenses		3,674
Investment bankers, accounting, auditing and legal	4,724	3,035
Other related expenses	25	1,566
Total non-interest expense	$4,749	$17,193
Tax benefit	684	3,445
Net expense after tax benefit	$4,065	$13,748